Exhibit 23.3

Consent of Independent Auditor

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2005, with respect to the financial statements of Unicast Communications Corp. included in the Current Report on Form 8-K/A of Viewpoint Corporation filed with the Securities and Exchange Commission on March 22, 2005. We also consent to the reference to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ TARLOW & CO., C.P.A.’S
New York, New York
April 13, 2005

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